EXHIBIT 23.1

                      [LETTERHEAD OF DAVID T. THOMSON P.C.]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the incorporation by reference of my report, which includes an explanatory paragraph which discusses the Company's ability to continue as a going concern, dated March 25, 2002, relating to the December 31, 2001 financial statements of Pacific International Holding, Inc. (now known as Interactive Motorsports and Entertainment Corporation), appearing in the Annual Report on Form 10-KSB of Pacific International Holding, Inc. for the year ended December 31, 2001, in the Company's Registration Statement on Form S-8.





/s/ David T. Thomson P.C.


Salt Lake City, Utah
February 7, 2003